                                     99-B. 10




                         CONSENT OF INDEPENDENT AUDITORS



The Board of Directors of Aetna Life Insurance and Annuity Company and Contract Owners of Variable Annuity Account B:


We consent to the use of our report dated February 2, 2001, relating to the financial statements of Variable Annuity Account B and our report dated March 27, 2001, relating to the consolidated financial statements of Aetna Life Insurance and Annuity Company, which are included in this Post-Effective Amendment No. 13 to Registration Statement (File No. 333-09515) on Form N-4 and to the references to our firm under the headings "Condensed Financial Information" in the prospectus and "Independent Auditors" in the statement of additional information.



                                                       /s/ KPMG LLP



Hartford, Connecticut
April 18, 2001